EXHIBIT 10.1

SECOND AMENDMENT TO LEASE AGREEMENT

This SECOND AMENDMENT TO LEASE AGREEMENT (“this Second Amendment”) is dated as of November 4, 2019 (“Effective Date”), by and between ARE-MARYLAND NO. 24, LLC, a Delaware limited liability company, having an address at 26 North Euclid Avenue, Pasadena, California  91101 (“Landlord”), and REGENXBIO INC., a Delaware corporation, having an address at Suite 210, 9600 Blackwell Road, Rockville, Maryland  20850 (“Tenant”).

RECITALS

A.Landlord and Tenant have entered into that certain Lease Agreement dated as of November 1, 2018 and a letter agreement dated November 1, 2018 (“Original Lease”), as amended by a letter agreement dated April 12, 2019 and a First Amendment to Lease Agreement dated April 23 2019 (“First Amendment”; together with the Original Lease, the “Lease”), wherein Landlord leased to Tenant certain premises containing approximately 139,281 rentable square feet (“Original Premises”) located at Suite 100, Building F, 9800 Medical Center Drive, Rockville, Maryland  20850, as more particularly described in the Lease.

B.Landlord and Tenant desire to amend the Lease, among other things, to (i) expand the Original Premises by approximately 6,016 rentable square feet on the first floor of the Building as shown on Exhibit A attached hereto labeled “1st Floor BOMA Plan” (“First Floor Expansion Premises”), (ii) expand the Original Premises by approximately 31,535 rentable square feet on the second floor of the Building as shown on Exhibit A attached hereto labeled “2nd Floor BOMA Plan” (“Second Floor Expansion Premises”), (iii) adjust certain definitions contained in the Basic Lease Provisions to reflect the addition of the First Floor Expansion Premises and the Second Floor Expansion Premises, (iv) modify the amount of the TI Allowance based on the addition of the First Floor Expansion Premises and the Second Floor Expansion Premises, and (v) adjust certain provisions of the Lease governing maintenance and repair, signage, and the Emergency Generators, all on the terms and conditions set forth in this Second Amendment.

AGREEMENT

Now, therefore, the parties hereto agree that the Lease is amended as follows:

1.Definitions; Recitals.  Terms used in this Second Amendment but not otherwise defined shall have the meanings set forth in the Lease.  The Recitals form an integral part of this Second Amendment and are hereby incorporated by reference.

2.Expansion of Premises.  Effective as of the Effective Date, (i) the Original Premises shall be expanded to include the First Floor Expansion Premises and the Second Floor Expansion Premises resulting in Tenant now leasing all of the rentable square footage of the Building in its entirety, (ii) Exhibit A to this Second Amendment, which depicts the First Floor Expansion Premises, the Second Floor Expansion Premises, and the Original Premises, hereby replaces Exhibit A to the Lease, and (iii) the following amendments are hereby made to the definitions contained in the Basic Lease Provisions:

Copyright © 2012.  Alexandria Real Estate Equities, Inc.  ALL RIGHTS RESERVED.  Confidential and Proprietary.  Do Not Copy or Distribute.  Alexandria and Alexandria Logo are registered trademarks of Alexandria Real Estate Equities, Inc.

47397510-v5

Second Amendment to Lease Agreement –-RegenXBio Inc.Page - 2

2.1The section of the Basic Lease Provisions of the Lease entitled, “Premises”, is hereby amended by (i) deleting the first (1st) paragraph thereof in its entirety and replacing it with the following:

That portion of the Project, containing approximately 176,832 rentable square feet, as determined by Landlord, as shown as the hatched area on Exhibit A.  The Premises consist of the following, all of which are depicted on Exhibit A:  (i) approximately 24,703 rentable square feet located on the first floor of the Building (“1st Floor Premises”), (ii) approximately 31,535 rentable square feet on the second floor of the Building (“2nd Floor Premises), (iii) approximately 40,198 rentable square feet located on the third floor of the Building (“3rd Floor Premises”), (iv) approximately 40,198 rentable square feet located on the 4th floor of the Building (“4th Floor Premises”), and (v) approximately 40,198 rentable square feet located on the 5th floor of the Building (“5th Floor Premises”).  The 1st Floor Premises, the 2nd Floor Premises, the 3rd Floor Premises, and the 5th Floor Premises are collectively referred to as the “Initial Premises,” and the Initial Premises and 4th Floor Premises are collectively referred to as the “Premises.”

2.2The section of the Basic Lease Provisions of the Lease entitled, “Base Rent”, shall be deleted in its entirety and replaced with the following:

Base Rent:

Initially, $435,253.13 per month (i.e., $37.50 per rentable square foot per annum x 139,281 rentable square feet) for the Premises, subject to adjustment upon confirmation of the rentable area of the Premises as provided above.

2.3The section of the Basic Lease Provisions of the Lease entitled, “Rentable Area of Premises”, shall be deleted in its entirety and replaced with the following:

Rentable Area of Premises:  176,832 rentable square feet, subject to adjustment upon confirmation of the rentable area of the Premises as provided above.

2.4The section of the Basic Lease Provisions of the Lease entitled, “Rentable Area of Project”, shall be deleted in its entirety and replaced with the following:

Rentable Area of Project: 459,268 rentable square feet, subject to adjustment upon confirmation of the rentable area of the Building as provided above.  As of the Commencement Date, set forth below is the rentable area of the buildings located in the Project (excluding Building E, the Parking Garage):

Copyright © 2012.  Alexandria Real Estate Equities, Inc.  ALL RIGHTS RESERVED.  Confidential and Proprietary.  Do Not Copy or Distribute.  Alexandria and Alexandria Logo are registered trademarks of Alexandria Real Estate Equities, Inc.

47397510-v5

Second Amendment to Lease Agreement –-RegenXBio Inc.Page - 3

Building A:  43,380 rentable square feet

Building B:  58,326 rentable square feet

Building C:124,351 rentable square feet

Building D:  56,379 rentable square feet

Building F:176,832 rentable square feet

Total:459,268 rentable square feet

Landlord covenants and agrees that Landlord shall not re-measure the rentable area of the Project during the Term except to reflect actual changes in the physical size of the Project, and then only in accordance with the measurement standards that have been used historically to measure such rentable area of the Project.  Tenant’s Project Share and Building’s Share of Project shall be promptly re-adjusted based on any changes in the Rentable Area of Project after the Commencement Date.

2.5The section of the Basic Lease Provisions of the Lease entitled, “Tenant’s Share”, shall be deleted in its entirety and replaced with the following:

Tenant’s Share:  100%, subject to adjustment upon confirmation of the rentable areas of the Building and the Premises as provided above.

2.6The section of the Basic Lease Provisions of the Lease entitled, “Tenant’s Project Share”, shall be deleted in its entirety and replaced with the following:

Tenant’s Project Share: 38.50%, subject to adjustment upon confirmation of the rentable areas of the Building and the Premises as provided above.

2.7The section of the Basic Lease Provisions of the Lease, entitled “Rentable Area of Building”, shall be deleted in its entirety and replaced with the following:

Rentable Area of Building: 176,832 rentable square feet, subject to adjustment upon confirmation of the rentable area of the Building as provided above.

2.8The section of the Basic Lease Provisions of the Lease, entitled “Building’s Share of Project”, shall be deleted in its entirety and replaced with the following:

Building’s Share of Project: 38.50% (i.e., 176,832/459,268), subject to adjustment upon confirmation of the rentable area of the Building as provided above.

2.9Effective as of the Effective Date, the section of the Basic Lease Provisions of the Lease, entitled “Landlord’s Notice Address”, shall be deleted in its entirety and replaced with the following:

26 North Euclid Avenue

Pasadena, CA 91101

Attention: Corporate Secretary

Copyright © 2012.  Alexandria Real Estate Equities, Inc.  ALL RIGHTS RESERVED.  Confidential and Proprietary.  Do Not Copy or Distribute.  Alexandria and Alexandria Logo are registered trademarks of Alexandria Real Estate Equities, Inc.

47397510-v5

Second Amendment to Lease Agreement –-RegenXBio Inc.Page - 4

2.10The section of the Basic Lease Provisions of the Lease, entitled “Security Deposit”, shall be deleted in its entirety and replaced with the following:

Security Deposit:  $1,105,200 (i.e., $870,506.25, which represents 2 months of Base Rent for the Premises (exclusive of the Expansion Premises (as defined in the First Amendment)) at the initial rate set forth above, plus $234,693.75, which represents 2 months of Base Rent for the First Floor Expansion Premises and the Second Floor Expansion Premises at the initial rate set forth above), subject to adjustment upon confirmation of the rentable area of the Premises as provided above.  By no later than the Effective Date of that certain Second Amendment to Lease Agreement between Landlord and Tenant, Tenant shall deliver to Landlord an amendment to the existing Letter of Credit increasing the amount of the existing Letter of Credit to $1,105,200.

2.11Amendment to Exhibits.  The section of the Basic Lease Provisions of the Lease containing the table of Exhibits is hereby amended by adding the following new Exhibits after EXHIBIT I:

EXHIBIT J – ROOF SPACE

EXHIBIT K- equipment YARD

3.Amendment to Section 1 (Lease of Premises).  Section 1 of the Lease is hereby amended by deleting the last sentence thereof and replacing it with the following new sentence:

Subject to a Taking (as defined in Section 19) and Force Majeure (as defined in Section 34), Tenant shall have, 24 hours per day, 7 days per week, 365/366 days per year during the Term, (a) exclusive use of and access to the Premises, (b) exclusive use of and access to the roof (subject to the provisions of Section 13), penthouse, and equipment yard (as shown on Exhibit K attached hereto), which areas do not form a part of the Premises, and (c) the right to use the Common Areas subject to a Taking, Force Majeure, and the provisions of Section 13.

4.Amendment to Section 2(b) (Definitions of Various Dates).  Section 2(b) of the Lease is hereby amended by deleting that Section in its entirety and replacing it with the following new Section 2(b):

(b)Definitions of Various Dates.  For purposes of this Lease:

(i)the “Commencement Date” shall mean the date of this Lease;

(ii)the “Lease Commencement Date” means 10 business days after Landlord Delivers the Premises for the performance of the Tenant Improvements;

(iii)the “Rent Commencement Date” for the Initial Premises

Copyright © 2012.  Alexandria Real Estate Equities, Inc.  ALL RIGHTS RESERVED.  Confidential and Proprietary.  Do Not Copy or Distribute.  Alexandria and Alexandria Logo are registered trademarks of Alexandria Real Estate Equities, Inc.

47397510-v5

Second Amendment to Lease Agreement –-RegenXBio Inc.Page - 5

(exclusive of the First Floor Expansion Premises and the Second Floor Expansion Premises) means the first anniversary of the Lease Commencement Date;

(iv)the “4th Floor Rent Commencement Date” for the 4th Floor Premises means the first anniversary of the Rent Commencement Date; and

(v)the “First Floor/Second Floor Expansion Premises Rent Commencement Date” for the First Floor Expansion Premises and the Second Floor Expansion Premises means the date that is 10 months after the 4th Floor Rent Commencement Date.

Landlord shall provide Tenant with notice of the anticipated the Lease Commencement Date not more than 60 days and not less than 30 days before such date. Upon written request of Landlord, Tenant shall execute and deliver one or more written acknowledgments of the Commencement Date, the Lease Commencement Date, the Rent Commencement Date, the 4th Floor Rent Commencement Date, the First Floor/Second Floor Expansion Premises Rent Commencement Date, and the expiration date of the Base Term when such are established in the form of the “Acknowledgement of Commencement Date” attached to this Lease as Exhibit D; provided, however, that Landlord’s failure to request, provide, or execute, or Tenant’s failure to execute and deliver, such acknowledgment(s) shall not affect Landlord’s or Tenant’s rights and obligations hereunder.  The “Term” of this Lease shall be the Base Term, as defined above in the Basic Lease Provisions and any Extension Terms that Tenant may elect pursuant to Section 42 (Right to Extend Term).

5.New Section 2(h) (Occupancy of First Floor Expansion Premises and Second Floor Expansion Premises).  Section 2 of the Lease is hereby amended by adding the following new Section 2(h) immediately after Section 2(g):

(g)Occupancy of First Floor Expansion Premises and Second Floor Expansion Premises.  Notwithstanding anything to the contrary contained herein, Tenant shall have the right to occupy and use the First Floor Expansion Premises and the Second Floor Expansion Premises at any time and from time to time from and after the Lease Commencement Date, for the Permitted Use, without affecting the First Floor/Second Floor Expansion Premises Rent Commencement Date or triggering the payment of Base Rent with respect to First Floor Expansion Premises and the Second Floor Expansion Premises before such date.

6.Amendment to Section 3(a) (Base Rent).  Section 3(a) of the Lease is hereby amended by deleting that Section in its entirety and replacing it with the following new Section 3(a):

Copyright © 2012.  Alexandria Real Estate Equities, Inc.  ALL RIGHTS RESERVED.  Confidential and Proprietary.  Do Not Copy or Distribute.  Alexandria and Alexandria Logo are registered trademarks of Alexandria Real Estate Equities, Inc.

47397510-v5

Second Amendment to Lease Agreement –-RegenXBio Inc.Page - 6

(a)Base Rent.  The first month’s Base Rent for the Premises and the Security Deposit shall be due and payable on delivery of a Tenant-executed copy of this Lease to Landlord; such first month’s Base Rent shall be applied to the first payment(s) of Base Rent during the Term after the Initial Premises Base Rent Abatement.  Beginning on the Rent Commencement Date, the 4th Floor Rent Commencement Date, and the First Floor/Second Floor Expansion Premises Rent Commencement Date, respectively, and on or before the first day of each calendar month thereafter during the Term hereof (but subject to the Base Rent Abatement described in Section 4(a)) Tenant shall pay to Landlord in advance, without demand, abatement, deduction or set-off, except as otherwise provided herein, monthly installments of Base Rent for the Initial Premises, the 4th Floor Premises, the First Floor Expansion Premises, and the Second Floor Expansion Premises, respectively, in lawful money of the United States of America, at the office of Landlord for payment of Rent set forth above, or to such other entity or person or at such other place as Landlord may from time to time notify Tenant in writing not less than 30 days in advance.  Payments of Base Rent for any fractional calendar month shall be prorated on a per diem basis.  The obligation of Tenant to pay Base Rent and other sums to Landlord and the obligations of Landlord under this Lease are independent obligations.  Tenant shall have no right at any time to abate, reduce, or set-off any Rent (as defined in Section 5) due hereunder except for any abatement or set-off as may be expressly provided in this Lease.

7.Amendment to Section 4(a) (Base Rent Abatement).  Section 4(a) of the Lease is hereby amended by deleting that Section in its entirety and replacing it with the following new Section 4(a):

(a)Base Rent Abatement.  Notwithstanding anything to the contrary contained in this Lease, but provided Tenant is not in Default hereunder, Landlord hereby grants Tenant an abatement of the Base Rent:

(i)payable for the Initial Premises (exclusive of the First Floor Expansion Premises and the Second Floor Expansion Premises) during the period beginning on the Lease Commencement Date and ending the day before the Rent Commencement Date (i.e., 12 months after the Lease Commencement Date) (“Initial Premises Base Rent Abatement”);

(ii)payable for the 4th Floor Premises during the period beginning on the Lease Commencement Date and ending the day before the 4th Floor Rent Commencement Date (i.e., 12 months after the Rent Commencement Date; 24 months after the Lease Commencement Date) (“4th Floor Base Rent Abatement”); and

(iii)payable for the First Floor Expansion Premises and the Second Floor Expansion Premises during the period beginning on the Lease Commencement Date and ending the day before the First

Copyright © 2012.  Alexandria Real Estate Equities, Inc.  ALL RIGHTS RESERVED.  Confidential and Proprietary.  Do Not Copy or Distribute.  Alexandria and Alexandria Logo are registered trademarks of Alexandria Real Estate Equities, Inc.

47397510-v5

Second Amendment to Lease Agreement –-RegenXBio Inc.Page - 7

Floor/Second Floor Expansion Premises Rent Commencement Date (i.e., 22 months after the Rent Commencement Date; 34 months after the Lease Commencement Date) (“First Floor/Second Floor Expansion Premises Base Rent Abatement”; together with the Initial Premises Base Rent Abatement and the 4th Floor Base Rent Abatement, the “Base Rent Abatement”).

For the avoidance of doubt, if the Lease Commencement Date occurs on the first day of a calendar month, the Base Rent Abatement will be measured from that date.  If the Lease Commencement Date occurs on a day other than the first day of a calendar month, the Base Rent Abatement will be measured from the first day of the following calendar month.  Except as provided in the preceding sentences, Tenant shall pay the full amount of Base Rent due in accordance with the provisions of this Lease.  The administration rent set forth in Section 5 below shall not be abated and shall be based on the amount of Base Rent that would have been payable but for the Base Rent Abatement.  Notwithstanding anything to the contrary in this Section 4(a), the adjustment in the Base Rent as set forth in this Section 4 shall be based on the full and unabated amount of Base Rent payable for the first 12 month period from and after the Lease Commencement Date.

8.Amendment to Section 5 (Operating Expense Payments).  Section 5 of the Lease is hereby amended by deleting the second paragraph in that Section in its entirety and replacing it with the following new second paragraph:

The term “Operating Expenses” means, except as otherwise provided herein, all costs and expenses of any kind or description whatsoever incurred or accrued each calendar year by Landlord with respect to the Building (including the Building’s Share of all costs and expenses of any kind or description incurred or accrued by Landlord with respect to the Project which are not specific to the Building or any other building located in the Project) determined in accordance with generally acceptable accounting principles consistently applied from year to year as such principles are generally applied in the real estate industry (“GAAP”) (including, without duplication, Taxes (as defined in Section 9), a Capital Repair/Replacement (as defined in Section 14(a)) made to accomplish a reduction in the Operating Expenses, to comply with any changes in applicable Legal Requirements enacted after the Lease Commencement Date or to ensure continued compliance with Legal Requirements in effect on the Lease Commencement Date, or to replace worn out or obsolete building systems or equipment (which Capital Repair/Replacement shall be amortized over its useful life on a straight-line basis without interest), the costs of Landlord’s third party property manager or, if there is no third party property manager, administration rent in the amount of 3% of Base Rent, and the cost to repair or replace exterior glass, caulking, or brick, the cost of any tuck pointing), excluding only:

Copyright © 2012.  Alexandria Real Estate Equities, Inc.  ALL RIGHTS RESERVED.  Confidential and Proprietary.  Do Not Copy or Distribute.  Alexandria and Alexandria Logo are registered trademarks of Alexandria Real Estate Equities, Inc.

47397510-v5

Second Amendment to Lease Agreement –-RegenXBio Inc.Page - 8

9.Amendment to Sections 5(a), 5(b), and 5(e) (Operating Expense Payments).  Sections 5(a) and 5(b) of the Lease are hereby amended by deleting Sections 5(a), 5(b), and 5(e) in their entirety and replacing them with the following new Sections 5(a), 5(b), and 5(e):

(a)costs of repair or replacement of the roof, foundation, slab, and structural walls of the Building, the original construction costs of the Project, the costs of any subsequent renovation of the Project (except for any Capital Repair/Replacement and normal repair and maintenance, the costs of which are includable in Operating Expenses as provided above), and costs of correcting defects in such original construction or renovation;

(b)capital expenditures for expansion or renovation of the Project (except for any Capital Repair/Replacement, the cost of which is includable in Operating Expenses as provided above);

* * * * * * * * * * * * * * * * * * *

(e)amortization and depreciation of the Project (except for amortization of any Capital Repair/Replacement, which is includable in Operating Expenses as provided above);

10.Amendment to Section 7(a) (Modifications to Common Areas).  Section 7(a) of the Lease is hereby amended by deleting the first sentence and replacing it with the following new sentence:

Landlord shall, as an Operating Expense (to the extent such Legal Requirement is first generally applicable to the Building after the Lease Commencement Date and subject to the provisions of Section 5 requiring amortization of costs of certain Capital Repair/Replacement) or at Tenant’s expense (to the extent such Legal Requirement is applicable solely by reason of Tenant’s, as compared to other biotechnology or laboratory tenants of the Project, particular use of the Premises) make any alterations, repairs, replacements, or modifications to the Common Areas and to the exterior, structure, and roof of the Building that are required by Legal Requirements, including the ADA

11.Amendment to Section 7(c) (Loading Docks). Section 7(c) of the Lease is hereby amended by deleting that Section in its entirety and replacing it with the following new Section 7(c):

(c)Loading Docks.  The Building will contain 2 loading docks as identified on Exhibit H attached hereto. Tenant shall have an exclusive license to use both loading docks and associated receiving areas serving the Building in accordance with Legal Requirements and the terms and conditions of this paragraph (c) (“Loading Docks”). Tenant shall be permitted at its sole cost and expense, to install, maintain, repair, replace,

Copyright © 2012.  Alexandria Real Estate Equities, Inc.  ALL RIGHTS RESERVED.  Confidential and Proprietary.  Do Not Copy or Distribute.  Alexandria and Alexandria Logo are registered trademarks of Alexandria Real Estate Equities, Inc.

47397510-v5

Second Amendment to Lease Agreement –-RegenXBio Inc.Page - 9

and remove signage, as reasonably approved by Landlord, at and/or over the Loading Docks denoting that the Loading Docks are for Tenant’s exclusive use, and to install fencing, caging, or other comparable barrier in the associated receiving areas (together with the Loading Docks, the “Loading Dock Areas”) as reasonably approved by Landlord, to segregate the Loading Dock, and to use the Loading Dock Areas for staging and storage purposes as permitted by this Lease. During any period of replacement, repair, or maintenance of the Loading Docks when they are not operational, Landlord shall have no obligation to provide Tenant with alternative, supplemental, temporary, or back-up loading docks, provided that Landlord shall perform such replacement, repair, or maintenance in a manner that minimizes, to the extent reasonably practicable, the duration and extent of any material interference with Tenant’s ability to use the Loading Docks, including limiting staging replacement, repair, and maintenance activities on one Loading Dock at a time. Except as expressly set forth in Section 30(i) below, Landlord makes no warranties of any kind, express or implied, with respect to the Loading Docks, and Landlord disclaims any such warranties. Without limiting the foregoing, Tenant expressly acknowledges and agrees that Landlord does not guaranty or warrant that the Loading Docks will be operational at all times, will be of sufficient capacity to accommodate Tenant’s use thereof, will be free of Hazardous Materials except as expressly set forth in Section 30(i) below, or will function or perform adequately, and Landlord shall not be liable for any damages resulting from the failure of the Loading Docks. Although the Loading Docks do not form a part of the Premises, the applicable provisions of this Lease (A) governing Tenant’s compliance with Legal Requirements, (B) imposing obligations on Tenant for matters occurring in, on, within, or about the Premises or arising out of the use or occupancy of the Premises (including, but not limited to, those obligations relating to insurance, indemnification, Hazardous Materials Clearance (as defined in Section 18), and Environmental Requirements (as defined in Section 30(i)), or (C) limiting Landlord’s liability, shall apply with equal force to Tenant’s use of the Loading Docks.

(1)If Tenant defaults in its obligations under this Section 7(c) and fails to cure such default within 3 business days after written notice from Landlord, Landlord shall have the right, in addition to any other rights and remedies available to Landlord for a Default by Tenant, to suspend immediately Tenant’s license to use the Loading Docks. If Tenant cures such default, Tenant’s license to use the Loading Docks shall be immediately restored.

(2)Tenant shall have the right to enforce its right to use the Loading Dock Areas by posting warning notices on unauthorized vehicles blocking Tenant’s use of the Loading Docks and/or causing any such vehicle to be towed by a reputable towing company engaged by Tenant (with any towing and storage charges being payable by the owners of any such towed

Copyright © 2012.  Alexandria Real Estate Equities, Inc.  ALL RIGHTS RESERVED.  Confidential and Proprietary.  Do Not Copy or Distribute.  Alexandria and Alexandria Logo are registered trademarks of Alexandria Real Estate Equities, Inc.

47397510-v5

Second Amendment to Lease Agreement –-RegenXBio Inc.Page - 10

vehicle). Tenant shall indemnify, defend, hold and save Landlord harmless from and against any and all such Claims arising out of Tenant’s enforcement of its right to use the Loading Dock Areas.

(3)The expiration or earlier termination of this Lease shall automatically terminate the license hereby granted to Tenant to so use the Loading Docks. The terms and provisions of this paragraph shall survive the expiration or termination of this Lease.

12.Amendment to Section 10 (Parking).  Section 10 of the Lease is hereby amended by deleting the phrase “Tenant shall have the exclusive right to 10 reserved parking spaces” in the fourth sentence and replacing it with the following phrase:  “Tenant shall have the exclusive right to 13 reserved parking spaces. . . .”

13.Amendment to Section 11(b) (Emergency Generators). Section 11(b) of the Lease is hereby amended by deleting that Section in its entirety and replacing it with the following new Section 11(b):

(b)Emergency Generators.  Landlord’s sole obligation for either providing emergency generators or providing emergency back-up power (collectively, “Emergency Generators”) to Tenant shall be: (i) to provide emergency generators with not less than the stated capacity of the Emergency Generators to be located in the Building as of the Lease Commencement Date (which capacity shall not be less than 750 Kw), and (ii) to make connection of such Emergency Generators to the Premises available to Tenant during the Term.  Landlord shall have no obligation to provide Tenant with operational Emergency Generators or back-up power or to supervise, oversee, and confirm that any third party maintaining the Emergency Generators is maintaining the Emergency Generators as per the manufacturer’s standard guidelines or otherwise.  During any period of replacement, repair, or maintenance of the Emergency Generators when the Emergency Generators are not operational, including any delays thereto due to the inability to obtain parts or replacement equipment, Landlord shall have no obligation to provide Tenant with an alternative back-up generator or generators or alternative sources of back-up power.  Tenant expressly acknowledges and agrees that Landlord does not guaranty that such Emergency Generators will be operational at all times or that emergency power will be available to the Premises when needed.

14.Amendment to Section 12 (Alterations).  Section 12 of the Lease is hereby amended by adding the following new Section 12(d) immediately after Section 12(c):

(d)

February 2019 Material Changes.  On the expiration or earlier termination of this Lease, Tenant shall have no obligation to remove the February 2019 Material Changes (as defined in the letter agreement between Landlord and Tenant dated as of April 12, 2019) from the Premises.

Copyright © 2012.  Alexandria Real Estate Equities, Inc.  ALL RIGHTS RESERVED.  Confidential and Proprietary.  Do Not Copy or Distribute.  Alexandria and Alexandria Logo are registered trademarks of Alexandria Real Estate Equities, Inc.

47397510-v5

Second Amendment to Lease Agreement –-RegenXBio Inc.Page - 11

15.Amendment to Section 13 (Landlord’s Repairs).  Section 13 of the Lease is hereby amended by deleting that Section in its entirety and replacing it with the following new Section 13:

13.Landlord’s Repairs.  Landlord shall, in accordance with the Maintenance Standard (as defined below), maintain the following:  (a) as an Operating Expense (subject to the provisions of Section 5), exterior glass, caulking, tuck pointing, brick repair, Building façade, repair or replacement of roof membrane, exterior portions of the Building, landscaping, and parking areas (both surface and the Parking Garage), including snow and ice removal from the parking areas and sidewalks, and (b) at Landlord’s expense and not as an Operating Expense, the repair or replacement of the roof, foundation, slab, and structural walls of the Building, correction of defects in the original construction of the Building, any repair or replacement to the extent covered under any warranties of Landlord’s contractors or vendors, and of any damage to the Premises caused by the gross negligence or willful misconduct of Landlord or its employees.  Losses and damages caused by Tenant, or by any of Tenant’s agents, servants, employees, invitees, and contractors (collectively, “Tenant Parties”), shall be repaired by Landlord, to the extent not covered by insurance, at Tenant’s sole cost and expense.  Landlord reserves the right to stop Building Systems (as defined in Section 14(a)) services when necessary by reason of accident or emergency.  Except as otherwise expressly provided in this Lease, Landlord shall have no responsibility or liability to supply Building Systems services during any such period of interruption; provided, however, that Landlord shall (A) except in case of emergency, give Tenant at least 3 business days’ advance notice of any planned stoppage of Building Systems services for routine maintenance, repairs, alterations, or improvements, and (B) use all commercially reasonable efforts to minimize the extent and duration of such stoppage (including, where practicable, performing any such maintenance, repairs, alterations, or improvements at times and in manner that will minimize any stoppage of Building Systems services during normal business hours).  Tenant waives its rights under any Legal Requirement to terminate this Lease or to make such repairs at Landlord’s expense and agrees that the parties’ respective rights with respect to such matters shall be solely as set forth herein.  Repairs required as the result of fire, earthquake, flood, or other casualty, vandalism, war, or similar cause of damage or destruction shall be controlled by Section 18.  Repairs required as a result of a Taking (as defined in Section 19) shall be controlled by Section 19.  For purposes of this Lease, “Maintenance Standard” means the standards customarily maintained by owners of Class A office/laboratory buildings in the Gaithersburg/Rockville, Maryland market of comparable size and age, reasonable wear and tear excepted, and in compliance with all applicable Legal Requirements.

Copyright © 2012.  Alexandria Real Estate Equities, Inc.  ALL RIGHTS RESERVED.  Confidential and Proprietary.  Do Not Copy or Distribute.  Alexandria and Alexandria Logo are registered trademarks of Alexandria Real Estate Equities, Inc.

47397510-v5

Second Amendment to Lease Agreement –-RegenXBio Inc.Page - 12

If, pursuant to Section 14(a), Tenant requests that Landlord perform a Capital Repair/Replacement, Landlord shall perform the Capital Repair/Replacement in accordance with the Maintenance Standard.  The allocation of the cost to perform the Capital Repair/Replacement shall be governed by the provisions of Section 5.

16.Amendment to Section 14 (Tenant’s Repairs).  Section 14 of the Lease is hereby amended by deleting that Section in its entirety and replacing it with the following new Section 14:

14.	Tenant’s Repairs.

(a)General.  Subject to Section 13 hereof and the provisions of this paragraph, Tenant, at its expense, shall repair, replace and maintain in accordance with the Maintenance Standard all portions of the Premises, including, without limitation, the interior of the Building, all HVAC systems, plumbing, fire sprinklers, elevators and all other building systems serving all or any part of the Building (“Building Systems”), entries, doors, ceilings, interior windows, demising walls, interior walls, the interior side of demising walls, the Emergency Generators described in Section 11(b), and the Dedicated Generator and Fuel Tank (if any).  To the extent the repair or replacement of any Building System, Emergency Generator, Dedicated Generator and Fuel Tank, base Building HVAC system, or other interior portion of the Building constitutes a capital repair or replacement (“Capital Repair/Replacement”), Tenant shall promptly notify Landlord of the need for the Capital Repair/Replacement. On receipt of such notice, Landlord shall perform the Capital Repair/Replacement as more fully described in Section 13. Should Tenant fail to make any such repair or replacement that does not constitute a Capital Repair/Replacement or fail to maintain the Premises, Landlord shall give Tenant notice of such failure.  If Tenant fails to commence cure of such failure within 10 business days of Landlord’s notice, and thereafter diligently prosecute such cure to completion, Landlord may perform such work and shall be reimbursed by Tenant within 30 days after receipt of Landlord’s written demand therefor (together with copies of the paid invoices evidencing the costs incurred by Landlord); provided, however, that if such failure by Tenant creates or could create an emergency, Landlord may immediately commence cure of such failure and shall notify Tenant promptly after such action has been undertaken, and thereafter be entitled to recover the costs of such cure from Tenant as provided in this paragraph.  Subject to Sections 17 and 18, Tenant shall bear the full uninsured cost of any repair or replacement to any part of the Project that results from damage caused by Tenant or any Tenant Party and any repair that benefits only the Premises.  For the avoidance of doubt, a repair shall be deemed to benefit only the Premises (i) if an act or omission by Tenant or any Tenant Party causes or triggers the need for such repair (but only to the extent the cost of which repair is not covered by insurance), or (ii) if Tenant requests a repair that Landlord

Copyright © 2012.  Alexandria Real Estate Equities, Inc.  ALL RIGHTS RESERVED.  Confidential and Proprietary.  Do Not Copy or Distribute.  Alexandria and Alexandria Logo are registered trademarks of Alexandria Real Estate Equities, Inc.

47397510-v5

Second Amendment to Lease Agreement –-RegenXBio Inc.Page - 13

is not otherwise obligated to perform under the terms of this Lease.  The cost of any such repair shall be excluded from the Operating Expenses if caused by any other tenant of the Building that is directly invoiced for such repair.

(b)Maintenance Contracts.  Tenant, at its expense, shall at all times during the Term maintain with qualified contractors maintenance and repair contracts (“Maintenance Contracts”) for (i) all HVAC systems serving all or any part of the Building, and (ii) the Emergency Generators.  The Maintenance Contracts shall be in form and content reasonably satisfactory to Landlord.  Landlord shall be a third party beneficiary of the Maintenance Contracts and, within 30 days after Landlord’s request, Tenant shall deliver a copy of the Maintenance Contracts to Landlord.

17.Amendment to Section 38 (Signs; Exterior Appearance). Section 38 of the Lease is hereby amended by deleting that Section in its entirety and replacing it with the following new Section 38:

38.Signs; Exterior Appearance. Except as provided in this Section 38, Tenant shall not, without the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned, or delayed:  (i) attach any awnings, exterior lights, decorations, balloons, flags, pennants, banners, painting or other projection to any outside wall of the Project, (ii) use any curtains, blinds, shades or screens other than Landlord’s standard window coverings as specified in the Basis of Design Report (as defined in Exhibit C-1 attached hereto), (iii) coat or otherwise sunscreen the interior or exterior of any windows, (iv) place any bottles, parcels, or other articles on the window sills, (v) place any equipment, furniture or other items of personal property on any exterior balcony, or (vi) paint, affix or exhibit on any part of the Building or the Project any signs, notices, window or door lettering, placards, decorations, or advertising media of any type that can be viewed from the exterior of the Building. Subject to the limitation in subparagraph (vi) of the immediately preceding sentence, Tenant may install signs, notices, window or door lettering, placards, decorations, or advertising media of any type in the main lobby and all other interior locations of the Building without Landlord’s consent.  The Building directory tablet shall be provided exclusively for the display of the name and location of Tenant.

(a)Identification Signage.  Tenant shall have the right, at its sole option, cost, and expense and in compliance with all applicable Legal Requirements, to install and affix to the exterior of the Building not more than 2 mounted, illuminated signs as desired by Tenant and permitted by applicable Legal Requirements (and related electrical connections and equipment) bearing the then-current name and the corporate logo of Tenant or any assignee of this Lease or sublessee of all or any portion of the Premises pursuant to a Permitted Transfer (“Identification Signage”).

Copyright © 2012.  Alexandria Real Estate Equities, Inc.  ALL RIGHTS RESERVED.  Confidential and Proprietary.  Do Not Copy or Distribute.  Alexandria and Alexandria Logo are registered trademarks of Alexandria Real Estate Equities, Inc.

47397510-v5

Second Amendment to Lease Agreement –-RegenXBio Inc.Page - 14

Such right shall be personal to RegenXBio Inc. and any assignee of this Lease or sublessee of all or any portion of the Premises pursuant to a Permitted Transfer.  Landlord shall have the right to approve the placement on the wall, size, and design of the Identification Signage, which approval shall not be unreasonably withheld, delayed, or conditioned.  Landlord hereby approves the location of the Identification Signage set forth on Exhibit G attached hereto.  Tenant shall, at its sole cost and expense, maintain the Identification Signage in good order and repair consistent with the Maintenance Standard and have the right to replace, renovate, and/or update the Identification Signage from time to time, subject to Landlord’s approval, which approval shall not be unreasonably withheld, delayed, or conditioned.  On the expiration or earlier termination of the Term, Tenant shall, at its sole cost and expense, (i) remove the Identification Signage in a good and workmanlike manner and in compliance with all applicable Legal Requirements, and (ii) repair any damage to the façade or appearance of the Building caused by installation, replacement, renovation, updating and/or removal of the Identification Signage. Except as provided in this sentence, Tenant’s rights under this paragraph are exclusive and the percentage of the total identification signage occupied by Tenant’s name on the exterior of the Building shall be 100%; provided, however, that Landlord reserves the right to place its name and identifying logo on the exterior of the Building in a location that does not reasonably detract from Tenant’s signage rights under this paragraph.

(b)Monument Signage.  Landlord shall, in compliance with all applicable Legal Requirements, install (before the Rent Commencement Date) and thereafter throughout the Term, maintain in good condition and repair, as part of the Operating Expenses, Tenant’s name on the monument sign serving the Building.  Landlord shall have the right to approve the placement on such monument sign, size, and design of such signage, which approval shall not be unreasonably withheld, delayed, or conditioned.  Except as provided in this sentence, Tenant’s rights under this paragraph to have signage on such monument sign are exclusive, it being understood and agreed that Landlord has not heretofore granted or may not hereafter grant rights to signage on such monument sign to any other person or entity, and the area occupied by Tenant’s name on such monument sign shall not exceed Tenant’s proportionate share of the monument (which share shall be equal to Tenant’s Share (100%) as to any monument sign serving the Building and Tenant’s Project Share as to any monument sign serving the Project) provided, however, that Landlord reserves the right to place its name and identifying logo toward the bottom of any such monument sign.

(c)Plaque Signage.  Plaque signage will be located adjacent to the main entrance to the Building.  Landlord shall install, before the Rent Commencement Date, and thereafter throughout the Term, maintain in good condition and repair, as part of the Operating Expenses, Tenant’s

Copyright © 2012.  Alexandria Real Estate Equities, Inc.  ALL RIGHTS RESERVED.  Confidential and Proprietary.  Do Not Copy or Distribute.  Alexandria and Alexandria Logo are registered trademarks of Alexandria Real Estate Equities, Inc.

47397510-v5

Second Amendment to Lease Agreement –-RegenXBio Inc.Page - 15

name on the plaque.  Tenant shall have the right to approve the placement on the wall, size, and design of such plaque signage, which approval shall not be unreasonably withheld, delayed, or conditioned.  Tenant’s rights under this paragraph are exclusive and the percentage of the total plaque area occupied by Tenant’s name on such plaque shall be 100%.

18.Section 39 (Right of First Negotiation).  Section 39 of the Lease is hereby amended by deleting that Section in its entirety and replacing it with the following:  “Intentionally Deleted.”

19.Amendment to Section 40 (Right to Expand in the Building or Project).  Section 40 of the Lease is hereby amended by deleting that Section in its entirety and replacing it with the following new Section 40:

40.Right to Expand in the Project.

(a)Expansion in the Project.  Tenant shall have the right, but not the obligation, to expand the Premises (“Project Expansion Right”) to include any Project Expansion Space (as defined below) in the Project upon the terms and conditions in this Section.  For purposes of this Section, “Project Expansion Space” means any space in the Project containing at least 50,000 rentable square feet of contiguous space in Building B that is not occupied by a tenant or that is occupied by an existing tenant whose lease is expiring within 6 months or less and such tenant does not wish to renew (whether or not such tenant has a right to renew) its occupancy of such space.  Landlord shall, when the availability of the Project Expansion Space becomes known (but not earlier than 180 days before such availability), deliver to Tenant written notice (“Project Expansion Notice”) of the Project Expansion Space.  The Project Expansion Notice shall set forth the terms and conditions on which Landlord is prepared to lease the Project Expansion Space.  The rental terms for the Project Expansion Space shall be the fair market rent, including market concessions (collectively, “Project Expansion Space FMR/Concessions”) as mutually determined by Landlord and Tenant, and the Project Expansion Notice shall set forth Landlord’s proposed Project Expansion Space FMR/Concessions.  Tenant shall respond to the Project Expansion Notice within 10 business days after receipt thereof, which response shall state that Tenant (1) declines to lease the Project Expansion Space, (2) agrees to lease the Project Expansion Space on the terms set forth in the Project Expansion Notice (including the Project Expansion Space FMR/Concessions), in which event Landlord and Tenant shall within a period of 15 days thereafter execute and deliver an amendment to this Lease or a lease agreement for the Project Expansion Space, or (3) desires to lease the Project Expansion Space but in good faith disagrees with the proposed Project Expansion Space FMR/Concessions, in which event Landlord and Tenant shall, for a period of up to 15 days, negotiate in good faith for Tenant’s lease of the Project Expansion Space on mutually acceptable Project Expansion Space FMR/Concessions.  If Landlord and Tenant are unable to agree on the Project

Copyright © 2012.  Alexandria Real Estate Equities, Inc.  ALL RIGHTS RESERVED.  Confidential and Proprietary.  Do Not Copy or Distribute.  Alexandria and Alexandria Logo are registered trademarks of Alexandria Real Estate Equities, Inc.

47397510-v5

Second Amendment to Lease Agreement –-RegenXBio Inc.Page - 16

Expansion Space FMR/Concessions within such 15 day period after negotiating in good faith, the parties shall proceed to arbitration as set forth below.

i.

Project Expansion Space FMR/Concession Proposal.  Within 10 days after the expiration of such 15 day period, each party shall deliver to the other a proposal containing the Project Expansion Space FMR/Concessions that the submitting party believes to be correct (“Project Expansion Space FMR/Concessions Proposal”).  If either party fails to timely submit a Project Expansion Space FMR/Concessions Proposal, and such failure is not remedied within 3 business days after written notice thereof to such party, the other party’s submitted Project Expansion Space FMR/Concessions Proposal shall be deemed the Project Expansion Space FMR/Concessions.  If both parties submit Project Expansion Space FMR/Concessions Proposals, then Landlord and Tenant shall meet within 7 days after delivery of the last Project Expansion Space FMR/Concessions Proposal and make a good faith attempt to mutually appoint a single Arbitrator to determine the Project Expansion Space FMR/Concessions.  If Landlord and Tenant are unable to agree upon a single Arbitrator, then each shall, by written notice delivered to the other within 10 days after the meeting, select an Arbitrator.  If either party fails to timely give notice of its selection for an Arbitrator, and such failure is not remedied within 3 business days after written notice thereof to such party, the other party’s submitted Project Expansion Space FMR/Concessions Proposal shall be deemed the Project Expansion Space FMR/Concessions.  The 2 Arbitrators so appointed shall, within 5 business days after their appointment, appoint a third Arbitrator.  If the 2 Arbitrators so selected cannot agree on the selection of the third Arbitrator within the time above specified, then either party, on behalf of both parties, may request such appointment of such third Arbitrator by application to any state court of general jurisdiction in the jurisdiction in which the Premises are located, upon 10 days prior written notice to the other party of such intent.

ii.

Decision.  The decision of the Arbitrator(s) shall be made within 30 days after the appointment of a single Arbitrator or the third Arbitrator, as applicable.  The decision of the Arbitrator(s) shall be limited solely as to which of the Project Expansion Space FMR/Concessions Proposals submitted by the parties is closest to the actual Project Expansion Space FMR/Concessions in such Arbitrator(s)’ good faith professional judgment.  The decision of the single Arbitrator, or the majority or unanimity of the 3 Arbitrator panel, as applicable, shall be final and binding upon the parties.  Each party shall pay the fees and expenses of the Arbitrator appointed by or on behalf of such party (if applicable) and the fees and expenses of the agreed-upon single Arbitrator or the third Arbitrator, as applicable, shall be borne equally by both parties.  Landlord and Tenant shall then execute and deliver a mutually acceptable amendment or a lease agreement recognizing the Project Expansion Space FMR/Concessions, along with

Copyright © 2012.  Alexandria Real Estate Equities, Inc.  ALL RIGHTS RESERVED.  Confidential and Proprietary.  Do Not Copy or Distribute.  Alexandria and Alexandria Logo are registered trademarks of Alexandria Real Estate Equities, Inc.

47397510-v5

Second Amendment to Lease Agreement –-RegenXBio Inc.Page - 17

the other terms set forth in the Project Expansion Notice, for the Project Expansion Space.

Provided that no right to expand is exercised by any tenant with superior rights (as set forth in Exhibit I) and more than 3 years remain on the Term, Tenant shall be entitled to lease the Project Expansion Space upon the terms and conditions set forth in this Section 40(a).

b.Amended Lease.  If Tenant fails to deliver notice responding to a Project Expansion Notice as provided herein within 10 business days following such tender, Tenant shall be deemed to have waived its right to lease the Project Expansion Space described in such Project Expansion Notice.  Landlord and Tenant shall execute and deliver a lease amendment or lease agreement for the Project Expansion Space within the 30 day period from the date Tenant gives notice accepting Landlord’s offer to lease the Project Expansion Space.  Both Landlord and Tenant shall exercise diligence to ensure that such lease amendment or lease agreement is timely executed and delivered.

c.Exceptions.  Notwithstanding the above, the Project Expansion Right shall not be in effect and may not be exercised by Tenant:  (i) during any period of time that Tenant is in Default under any provision of this Lease; or (ii) if Tenant has been in Default under any provision of this Lease 3 or more times, regardless of whether the Defaults are cured, during the 12 month period prior to the date on which Tenant seeks to exercise the Project Expansion Right.

d.Termination.  The Project Expansion Right shall terminate and be of no further force or effect even after Tenant’s due and timely exercise of the Project Expansion Right, if, after such exercise, but prior to the commencement date of the lease of the Project Expansion Space, (i) Tenant is in Default under any provision of this Lease; or (ii) Tenant has Defaulted 3 or more times during the period from the date of the exercise of the Project Expansion Right to the date of the commencement of the lease of the Project Expansion Space, regardless of whether such Defaults are cured.

e.Subordinate.  Tenant’s rights in connection with the Project Expansion Right are and shall be subject to and subordinate to any expansion or extension rights granted in the Project as set forth in Exhibit I.

f.Right Personal.  The Project Expansion Right is personal to RegenXBio Inc. and is not assignable without Landlord’s consent, which may be granted or withheld in Landlord’s sole discretion separate and apart from any consent by Landlord to an assignment of Tenant’s interest in this Lease, except that it shall automatically be assigned without Landlord’s

Copyright © 2012.  Alexandria Real Estate Equities, Inc.  ALL RIGHTS RESERVED.  Confidential and Proprietary.  Do Not Copy or Distribute.  Alexandria and Alexandria Logo are registered trademarks of Alexandria Real Estate Equities, Inc.

47397510-v5

Second Amendment to Lease Agreement –-RegenXBio Inc.Page - 18

consent in connection with any assignment of this Lease that is a Permitted Transfer.

g.No Extensions.  The period of time within which any Project Expansion Right may be exercised shall not be extended or enlarged by reason of Tenant’s inability to exercise the Project Expansion Right.

20.Amendment to Section 41 (Hold Space Option).  Section 41 of the Lease is hereby amended by deleting that Section in its entirety and replacing it with the following:  “Intentionally Deleted.”

21.Amendment to Section 46 (Roof Equipment). Section 46 of the Lease is hereby amended by deleting that Section in its entirety and replacing it with the following new Section 46:

46.Roof Equipment. As long as Tenant is not in Default, Tenant shall have the right at its sole cost and expense, subject to compliance with all Legal Requirements, to install on the roof of the Building (in all space on the roof other than such space as is required by Landlord for (i) perimeter setbacks mandated by any Governmental Authority, (ii) Building HVAC systems, and (iii) solar panels installed by Landlord but thereafter maintained, repaired, and replaced by Tenant, such permitted space and such restricted space as further depicted on Exhibit J attached hereto; any notations of limitation on use depicted on Exhibit J shall, in all cases, be determined by applicable Legal Requirements), and throughout the Term, operate, maintain, repair, replace, and remove, (1) one or more satellite dishes, communication antennae, or other communications equipment (all of which having a diameter and height reasonably acceptable to Landlord) for the transmission or reception of communication of signals as Tenant may from time to time desire, and (2) equipment for any supplemental HVAC systems installed by or on behalf of Tenant and providing service to the Premises, as may be approved by Landlord as part of the Tenant Improvements or any subsequent Alterations (collectively, the “Roof Equipment”), on the following terms and conditions:

(a)Requirements.  Tenant shall submit to Landlord (i) the plans and specifications for the installation of the Roof Equipment (which may be part of the plans and specifications for the Tenant Improvements or any subsequent Alterations), (ii) copies of all required governmental and quasi-governmental permits, licenses, and authorizations that Tenant will and must obtain at its own expense, with the cooperation of Landlord, if necessary for the installation and operation of the Roof Equipment, and (iii) an insurance policy or certificate of insurance evidencing insurance coverage as required by this Lease and any other insurance as reasonably required by Landlord for the installation and operation of the Roof Equipment, which such other insurance shall be consistent with that typically required by landlords of comparable buildings in the vicinity of the Project.  Landlord shall not unreasonably withhold or delay its approval for

Copyright © 2012.  Alexandria Real Estate Equities, Inc.  ALL RIGHTS RESERVED.  Confidential and Proprietary.  Do Not Copy or Distribute.  Alexandria and Alexandria Logo are registered trademarks of Alexandria Real Estate Equities, Inc.

47397510-v5

Second Amendment to Lease Agreement –-RegenXBio Inc.Page - 19

the installation and operation of the Roof Equipment; provided, however, that Landlord may reasonably withhold its approval if the installation or operation of the Roof Equipment (A) is reasonably likely to damage the structural integrity of the Building, (B) is reasonably likely to void, terminate, or invalidate any applicable roof warranty, (C) is reasonably likely to interfere with any service provided by Landlord, (D) is not reasonably screened from viewing from the ground level adjacent to the Building.

(1)Removal—Pre-Rent Commencement Date.  Tenant shall not be required to remove all or any part of the Roof Equipment on the expiration or earlier termination of this Lease if the Roof Equipment has been installed on the roof of the Building (or intended to be installed per the final approved plans) on or before the Rent Commencement Date in accordance with the terms and conditions of this Lease.

(2)Removal—Post-Rent Commencement Date.  With respect to any Roof Equipment that Tenant desires to install on the roof of the Building from and after the Rent Commencement Date, Tenant shall not be required to remove all or any part of such Roof Equipment on the expiration or earlier termination of this Lease unless, at the time of Landlord’s approval, Landlord requires that Tenant remove all or any part of the Roof Equipment on the expiration or earlier termination of this Lease because such Roof Equipment is, in Landlord’s reasonable judgment, (A) uniquely specific to Tenant’s use and operation of the Building and (B) unlikely to be of use or utility to another tenant of the Building.

(b)No Damage to Roof.  If installation of the Roof Equipment requires Tenant to make any roof cuts or perform any other roofing work, such cuts shall only be made in the manner reasonably designated in writing by Landlord; and any such installation work (including any roof cuts or other roofing work) shall be performed by Tenant, at Tenant’s sole cost and expense by a roofing contractor designated by Landlord and reasonably acceptable to Tenant.  If Tenant or its agents shall otherwise cause any damage to the roof during the installation, operation, and removal of the Roof Equipment such damage shall be repaired promptly at Tenant’s expense and the roof shall be restored to the same condition it was in before the damage, reasonable wear and tear excepted.  Landlord shall not charge Tenant Additional Rent for the installation and use of the Roof Equipment.  If, however, Landlord’s insurance premium or Tax assessment increases solely as a result of the Roof Equipment, Tenant shall pay such increase as Additional Rent within 30 days after receipt of a reasonably detailed invoice from Landlord.  Tenant shall not be entitled to any abatement or reduction in the amount of Rent payable under this Lease if for any reason Tenant is unable to use the Roof Equipment.  In no event whatsoever shall the installation, operation, maintenance, or removal of the

Copyright © 2012.  Alexandria Real Estate Equities, Inc.  ALL RIGHTS RESERVED.  Confidential and Proprietary.  Do Not Copy or Distribute.  Alexandria and Alexandria Logo are registered trademarks of Alexandria Real Estate Equities, Inc.

47397510-v5

Second Amendment to Lease Agreement –-RegenXBio Inc.Page - 20

Roof Equipment by Tenant or its agents void, terminate, or invalidate any applicable roof warranty.

(c)Protection.  The installation, operation, maintenance, and removal of the Roof Equipment shall be at Tenant’s sole risk.  Tenant shall indemnify, defend, and hold Landlord harmless from and against any and all claims, costs, damages, liabilities and expenses (including, but not limited to, reasonable attorneys’ fees) of every kind and description that may arise out of or be connected in any way with Tenant’s installation, operation, maintenance, or removal of the Roof Equipment, except to the extent caused by the willful misconduct or gross negligence of Landlord or its employees.

(d)Removal.  Subject to the provisions of Section 46(a) above, at the expiration or earlier termination of this Lease or the permanent discontinuance of the use of the Roof Equipment by Tenant, Tenant shall, at its sole cost and expense, remove the Roof Equipment from the roof of the Building, in which event Tenant shall leave the portion of the roof where the Roof Equipment was located in the same condition it was in before the installation thereof, reasonable wear and tear excepted.  If Tenant does not so remove the Roof Equipment, Tenant hereby authorizes Landlord to remove and dispose of the Roof Equipment and charge Tenant as Additional Rent for all reasonable out-of-pocket costs and expenses incurred by Landlord in such removal and disposal. Tenant agrees that Landlord shall not be liable for any Roof Equipment disposed of or removed by Landlord.

(e)No Interference.  The Roof Equipment shall not interfere (other than in a de minimus manner) with the proper functioning of any telecommunications equipment or devices that have been installed or will be installed by Landlord.  Tenant agrees that Landlord will be permitted to install such telecommunication equipment that is of a type and frequency that will not interfere (other than in a de minimus manner) with the Roof Equipment.

(f)Intentionally Omitted

(g)Access.  The right of Tenant to install, operate, maintain, repair, replace, and remove the Roof Equipment shall be personal solely to RegenXBio Inc. and its permitted assignees and subtenants, and (i) no other person or entity shall have any right to use or operate the Roof Equipment, and (ii) Tenant shall not assign, convey, or otherwise transfer to any person or entity any right, title, or interest in all or any portion of the Roof Equipment or the use and operation thereof, except that the right of Tenant to install, operate, maintain, repair, replace, and remove the Roof Equipment shall be automatically assigned without Landlord’s consent in connection with any assignment of this Lease that is a Permitted Transfer.

Copyright © 2012.  Alexandria Real Estate Equities, Inc.  ALL RIGHTS RESERVED.  Confidential and Proprietary.  Do Not Copy or Distribute.  Alexandria and Alexandria Logo are registered trademarks of Alexandria Real Estate Equities, Inc.

47397510-v5

Second Amendment to Lease Agreement –-RegenXBio Inc.Page - 21

(h)Appearance.  The Roof Equipment shall be reasonably screened from viewing from the ground level adjacent to the Building.

22.Amendment to Exhibit C-1 (Landlord Work Letter)—New Section 2.j.  Exhibit C-1 of the Lease is hereby amended by adding the following new Section 2.j immediately after Section 2.i:

j.Miscellaneous Changes.  (1) Landlord shall retain (or restore to the Base Building Work) the “Won” horizontal accordion fire partition at the central stair location, (2) the Base Building Work shall provide a service elevator with front and rear access on the first floor of the Building (it being acknowledged that front and rear access for the service elevator exists on the fifth floor of the Building), (3) Tenant shall have the right to control the selection of the Building’s automation system as long as such selection does not conflict with, and will function properly with, any previously procured, ordered, or installed Building automation system, and (4) Tenant shall have the right to control the selection of a security system for the Building.

23.Amendment to Exhibit C-1 (Landlord Work Letter)—Amendment to Section 3.c. (Warranties).  Exhibit C-1 of the Lease is hereby amended by adding the following language at the end of Section 3.c.:

If Tenant is not an express third party beneficiary of the General Contractor’s warranty or any such equipment manufacturer’s warranty, Landlord shall assign to Tenant, on a non-exclusive basis and only to the extent Tenant has responsibility under the Lease for the maintenance, repair, or replacement of the component or item that is the subject of such warranty, such General Contractor’s warranty and any such equipment manufacturer’s warranty.  If any such warranty is not assignable, Tenant shall request in writing that Landlord pursue a warranty claim if and when Tenant has a reasonable and good faith basis for asserting such a claim.  If so requested, Landlord shall promptly pursue such warranty claim at no cost or expense to Tenant.  For the avoidance of doubt, any warranty affecting the roof shall not be assigned to Tenant.

24.Adjustment to TI Allowance.  Exhibit C-2 of the Lease is hereby amended by deleting Section 5(b) thereof in its entirety and replacing it with the following new Section 5(b):

(b)TI Allowance.  Landlord shall provide to Tenant a tenant improvement allowance (“TI Allowance”) of $110 per rentable square foot of the Premises, or $19,451,520 in the aggregate (based on the Premises containing 176,832 rentable square feet and subject to adjustment upon remeasurement of the Premises as provided in the Lease).  The TI Allowance shall be disbursed in accordance with this Work Letter.  Tenant shall have no right to any portion of the TI Allowance that is not requested before the last day of the month that is 24 months after the Lease

Copyright © 2012.  Alexandria Real Estate Equities, Inc.  ALL RIGHTS RESERVED.  Confidential and Proprietary.  Do Not Copy or Distribute.  Alexandria and Alexandria Logo are registered trademarks of Alexandria Real Estate Equities, Inc.

47397510-v5

Second Amendment to Lease Agreement –-RegenXBio Inc.Page - 22

Commencement Date.

25.Amendment to Exhibit D (Acknowledgement of Commencement Date).  Exhibit D of the Lease is hereby deleted in its entirety and replaced with the form of Exhibit D attached hereto.

26.Amendment to Exhibit H (Loading Docks and Dedicated Generator Area).  Exhibit H of the Lease is hereby deleted in its entirety and replaced with the form of Exhibit H attached hereto.

27.New Exhibit J (Roof Space).  Exhibit J of the Lease is hereby added in the form of Exhibit J attached hereto.

28.New Exhibit K (Equipment Yard).  Exhibit K of the Lease is hereby added in the form of Exhibit K attached hereto.

29.Miscellaneous.

a.Entire Agreement.  The Lease, as amended by this Second Amendment, is the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous oral and written agreements and discussions.  The Lease, as so amended by this Second Amendment, may be amended only by an agreement in writing, signed by the parties hereto.

b.Binding Effect.  This Second Amendment is binding upon and shall inure to the benefit of the parties hereto, their respective agents, employees, members, representatives, officers, directors, divisions, subsidiaries, affiliates, assigns, heirs, successors in interest and shareholders.

c.Broker.  Landlord and Tenant each represents and warrants that it has not dealt with any broker, agent or other person (collectively, “Broker”) in connection with this Second Amendment and that no Broker brought about this transaction, other than Tenant’s broker, Cresa Global Inc. d/b/a Cresa (“Cresa”).  Cresa shall be paid by Landlord pursuant to a separate agreement between Landlord and Cresa.  Landlord and Tenant each hereby agree to indemnify, defend, and hold the other harmless from and against any claims by any Broker, other than Cresa, claiming a commission or other form of compensation by virtue of having dealt with Tenant or Landlord, as applicable, with regard to this Second Amendment.

d.Counterparts.  This Second Amendment may be executed in 2 or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature process complying with the U.S. federal ESIGN Act of 2000) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.  Electronic signatures shall be deemed original signatures for purposes of this Second Amendment and all matters related thereto, with such electronic signatures having the same legal effect as original signatures.

Copyright © 2012.  Alexandria Real Estate Equities, Inc.  ALL RIGHTS RESERVED.  Confidential and Proprietary.  Do Not Copy or Distribute.  Alexandria and Alexandria Logo are registered trademarks of Alexandria Real Estate Equities, Inc.

47397510-v5

Second Amendment to Lease Agreement –-RegenXBio Inc.Page - 23

e.Ratification; Conflicts.  Except as amended and/or modified by this Second Amendment, the Lease is hereby ratified and confirmed and all other terms of the Lease shall remain in full force and effect, unaltered and unchanged by this Second Amendment.  In the event of any conflict between the provisions of this Second Amendment and the provisions of the Lease, the provisions of this Second Amendment shall prevail.  Regardless of whether specifically amended by this Second Amendment, all of the terms and provisions of the Lease are hereby amended to the extent necessary to give effect to the purpose and intent of this Second Amendment.

[SIGNATURES APPEAR ON NEXT PAGE]

Copyright © 2012.  Alexandria Real Estate Equities, Inc.  ALL RIGHTS RESERVED.  Confidential and Proprietary.  Do Not Copy or Distribute.  Alexandria and Alexandria Logo are registered trademarks of Alexandria Real Estate Equities, Inc.

47397510-v5

Second Amendment to Lease Agreement –-RegenXBio Inc.Page - 24

IN WITNESS WHEREOF, the parties hereto have executed this Second Amendment under seal as of the day and year first above written.

TENANT:

REGENXBIO INC.,

a Delaware corporation

By:_/s/ Kenneth Mills__________________(SEAL)

Name: Kenneth Mills

Title: President & CEO

LANDLORD:

ARE-MARYLAND NO. 24, LLC,

a Delaware limited liability company

By:	ALEXANDRIA REAL ESTATE EQUITIES, L.P.,

a Delaware limited partnership,

managing member

By:	ARE-QRS CORP.,

a Maryland corporation,

general partner

By:_/s/ Jennifer Banks_________(SEAL)

Name: Jennifer Banks

Title: Co-Chief Operating Officer

& General Counsel

Copyright © 2012.  Alexandria Real Estate Equities, Inc.  ALL RIGHTS RESERVED.  Confidential and Proprietary.  Do Not Copy or Distribute.  Alexandria and Alexandria Logo are registered trademarks of Alexandria Real Estate Equities, Inc.

47397510-v5

Second Amendment to Lease Agreement –-RegenXBio Inc.Page - 25

EXHIBIT A

DESCRIPTION OF PREMISES

Copyright © 2012.  Alexandria Real Estate Equities, Inc.  ALL RIGHTS RESERVED.  Confidential and Proprietary.  Do Not Copy or Distribute.  Alexandria and Alexandria Logo are registered trademarks of Alexandria Real Estate Equities, Inc.

47397510-v5

Second Amendment to Lease Agreement –-RegenXBio Inc.Page - 26

EXHIBIT A

DESCRIPTION OF PREMISES—continued

Copyright © 2012.  Alexandria Real Estate Equities, Inc.  ALL RIGHTS RESERVED.  Confidential and Proprietary.  Do Not Copy or Distribute.  Alexandria and Alexandria Logo are registered trademarks of Alexandria Real Estate Equities, Inc.

47397510-v5

Second Amendment to Lease Agreement –-RegenXBio Inc.Page - 27

EXHIBIT A

DESCRIPTION OF PREMISES—continued

Copyright © 2012.  Alexandria Real Estate Equities, Inc.  ALL RIGHTS RESERVED.  Confidential and Proprietary.  Do Not Copy or Distribute.  Alexandria and Alexandria Logo are registered trademarks of Alexandria Real Estate Equities, Inc.

47397510-v5

Second Amendment to Lease Agreement –-RegenXBio Inc.Page - 28

EXHIBIT A

DESCRIPTION OF PREMISES—continued

Copyright © 2012.  Alexandria Real Estate Equities, Inc.  ALL RIGHTS RESERVED.  Confidential and Proprietary.  Do Not Copy or Distribute.  Alexandria and Alexandria Logo are registered trademarks of Alexandria Real Estate Equities, Inc.

47397510-v5

Second Amendment to Lease Agreement –-RegenXBio Inc.Page - 29

EXHIBIT A

DESCRIPTION OF PREMISES—continued

Copyright © 2012.  Alexandria Real Estate Equities, Inc.  ALL RIGHTS RESERVED.  Confidential and Proprietary.  Do Not Copy or Distribute.  Alexandria and Alexandria Logo are registered trademarks of Alexandria Real Estate Equities, Inc.

47397510-v5

Second Amendment to Lease Agreement –-RegenXBio Inc.Page - 30

EXHIBIT D TO LEASE

ACKNOWLEDGMENT OF COMMENCEMENT DATE

This ACKNOWLEDGMENT OF COMMENCEMENT DATE is made as of this _____ day of _____________, 201__, between ARE-MARYLAND NO. 24, LLC, a Delaware limited liability company (“Landlord”), and REGENXBIO INC., a Delaware corporation (“Tenant”), and is attached to and made a part of the Lease Agreement dated as of November 1, 2018 (as amended, the “Lease”), by and between Landlord and Tenant.  Any initially capitalized terms used but not defined herein shall have the meanings given them in the Lease.

Landlord and Tenant hereby acknowledge and agree that the Commencement Date of the Base Term of the Lease is November 1, 2018, the Lease Commencement Date is ____________, the Rent Commencement Date (subject to the Base Rent Abatement) is ________________, the 4th Floor Rent Commencement Date is ________________, the First Floor/Second Floor Expansion Premises Rent Commencement Date is ____________, and the expiration date of the Base Term of the Lease shall be midnight on ______________.  In case of a conflict between the terms of the Lease and the terms of this Acknowledgement of Commencement Date, this Acknowledgement of Commencement Date shall control for all purposes.

IN WITNESS WHEREOF, Landlord and Tenant have executed this ACKNOWLEDGMENT OF COMMENCEMENT DATE under seal to be effective on the date first above written.

TENANT:

REGENXBIO INC.,

a Delaware corporation

By:________________________________(SEAL)

Name:___________________________________

Title:_____________________________________

LANDLORD:

ARE-MARYLAND NO. 24, LLC,

a Delaware limited liability company

By:	ALEXANDRIA REAL ESTATE EQUITIES, L.P.,

a Delaware limited partnership,

managing member

By:	ARE-QRS CORP.,

Copyright © 2012.  Alexandria Real Estate Equities, Inc.  ALL RIGHTS RESERVED.  Confidential and Proprietary.  Do Not Copy or Distribute.  Alexandria and Alexandria Logo are registered trademarks of Alexandria Real Estate Equities, Inc.

47397510-v5

Second Amendment to Lease Agreement –-RegenXBio Inc.Page - 31

a Maryland corporation,

general partner

By: _______________________(SEAL)

Name:__________________________

Title:___________________________

Copyright © 2012.  Alexandria Real Estate Equities, Inc.  ALL RIGHTS RESERVED.  Confidential and Proprietary.  Do Not Copy or Distribute.  Alexandria and Alexandria Logo are registered trademarks of Alexandria Real Estate Equities, Inc.

47397510-v5

Second Amendment to Lease Agreement –-RegenXBio Inc.Page - 32

EXHIBIT H TO LEASE

LOADING DOCKS AND DEDICATED GENERATOR AREA

Copyright © 2012.  Alexandria Real Estate Equities, Inc.  ALL RIGHTS RESERVED.  Confidential and Proprietary.  Do Not Copy or Distribute.  Alexandria and Alexandria Logo are registered trademarks of Alexandria Real Estate Equities, Inc.

47397510-v5

Second Amendment to Lease Agreement –-RegenXBio Inc.Page - 33

EXHIBIT J TO LEASE

ROOF SPACE

Copyright © 2012.  Alexandria Real Estate Equities, Inc.  ALL RIGHTS RESERVED.  Confidential and Proprietary.  Do Not Copy or Distribute.  Alexandria and Alexandria Logo are registered trademarks of Alexandria Real Estate Equities, Inc.

47397510-v5

Second Amendment to Lease Agreement –-RegenXBio Inc.Page - 34

EXHIBIT K TO LEASE

EQUIPMENT YARD

Copyright © 2012.  Alexandria Real Estate Equities, Inc.  ALL RIGHTS RESERVED.  Confidential and Proprietary.  Do Not Copy or Distribute.  Alexandria and Alexandria Logo are registered trademarks of Alexandria Real Estate Equities, Inc.

47397510-v5